As filed with the Securities and Exchange Commission on August 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CalciMedica, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-2120079
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 Coast Boulevard South, Suite 307 La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

2023 Equity Incentive Plan

(Full titles of the plans)

A. Rachel Leheny, Ph.D.

Chief Executive Officer

505 Coast Boulevard South, Suite 307

La Jolla, California 92037

(858) 952-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Coll Carlos Ramirez Cooley LLP 10265 Science Center Drive San Diego, California 92121	John M. Dunn General Counsel 505 Coast Boulevard South, Suite 307 La Jolla, California 92037
(858) 550-6000	(858) 952-5500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 is being filed by CalciMedica, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “SEC”) for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements on Form S-8 relating to the same employee benefit plan are effective. The Registrant previously registered its shares of common stock, par value $0.0001 per share, for issuance under the Registrant’s 2023 Equity Incentive Plan under the Registrant’s Registration Statements on Form S-8 filed with the SEC on May  12, 2023 (File No. 333-271898) and March 28, 2024 (File No. 333-278336) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.

ITEM 8. EXHIBITS.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 22, 2023).

4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 22, 2023).

4.3	Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 12, 2020).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1	CalciMedica, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on August 27, 2024).

99.2	Form of Option Grant Notice and Option Agreement under CalciMedica, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 22, 2023).

99.3	Forms of Restricted Stock Unit Grant Notice and Unit Award Agreement under CalciMedica, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Registrant’s Current Report on Form 8-K, filed with the SEC on March 22, 2023).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the La Jolla, State of California, on August 27, 2024.

CALCIMEDICA, INC.

By:	/s/ A. Rachel Leheny, Ph.D.
A. Rachel Leheny, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints A. Rachel Leheny, Ph.D. and Daniel Geffken, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable CalciMedica, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ A. RACHEL LEHENY, PH.D. A. Rachel Leheny, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	August 27, 2024

/S/ DANIEL GEFFKEN Daniel Geffken	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	August 27, 2024

/S/ ROBERT N. WILSON Robert N. Wilson	Chairman	August 27, 2024

/S/ ERIC BJERKHOLT Eric Bjerkholt	Director	August 27, 2024

/S/ FREDERIC GUERARD, PHARM.D. Frederic Guerard, Pharm.D.	Director	August 27, 2024

/S/ FRED MIDDLETON Fred Middleton	Director	August 27, 2024

/S/ ERIC W. ROBERTS Eric W. Roberts	Director	August 27, 2024

/S/ ALLAN SHAW Allan Shaw	Director	August 27, 2024